Exhibit 99.1

PRESS RELEASE

For release:	May 8, 2018
Contact:	Media Stephen W. Ries Senior Corporate Counsel (610) 668-3270 sries@global-indemnity.com

Global Indemnity Limited Reports First Quarter 2018 Financial Results.

George Town, Cayman Islands (May 8, 2018) – Global Indemnity Limited (NASDAQ:GBLI) today reported net income for the three months ended March 31, 2018 of $5.7 million or $0.40 per share. Adjusted operating income, which excludes after-tax realized gains and expenses related to the restructuring of debt, was $11.5 million or $0.81 per share. The combined ratio was 93.6%, a 2.8 point improvement over the same period in 2017. Investment income for the first quarter of 2018 was $11.4 million, an increase of 31.9% compared to the first quarter of 2017. Book value per share decreased by 2.1% to $49.53 at March 31, 2018 compared to December 31, 2017 mainly due to unrealized losses on the investment portfolio. During the first quarter of 2018, the Company also declared, and paid, a $0.25 per share dividend to shareholders.

Selected Operating and Balance Sheet Data (Dollars in millions, except per share data)

	For the Three Months Ended March 31,			As of March 31, 2018	As of December 31, 2017
	2018	2017
Gross Premiums Written	$124.2	$123.8	Book value per share	$49.53	$50.57
Net Premiums Written	$107.9	$111.5	Shareholders’ equity	$703.8	$718.4
			Cash and invested assets (1)	$1,541.9	$1,535.4
Net income	$5.7	$12.3
Net income per share	$0.40	$0.70	(1) Including receivable/(payable) for securities sold/(purchased)

Adjusted operating income	$11.5	$11.8
Adjusted operating income per share	$0.81	$0.67

Combined ratio analysis:
Loss ratio	51.9%	55.3%
Expense ratio	41.7%	41.1%

Combined ratio	93.6%	96.4%

About Global Indemnity Limited and its subsidiaries

Global Indemnity Limited (NASDAQ:GBLI), through its several direct and indirect wholly owned subsidiary insurance and reinsurance companies, provides both admitted and non-admitted specialty property and casualty insurance coverages and individual policyholder coverages in the United States, as well as reinsurance worldwide. Global Indemnity Limited’s three primary segments are:

•	United States Based Commercial Lines Operations

•	United States Based Personal Lines Operations

•	Bermuda Based Reinsurance Operations

For more information, visit the Global Indemnity Limited’s website at http://www.globalindemnity.ky.

Forward-Looking Information

The forward-looking statements contained in this press release [1] do not address a number of risks and uncertainties. Investors are cautioned that Global Indemnity’s actual results may be materially different from the estimates expressed in, or implied, or projected by, the forward looking statements. These statements are based on estimates and information available to us at the time of this press release. All forward-looking statements in this press release are based on information available to the Global Indemnity as of the date hereof. The foregoing review of factors that could cause actual financial or operating performance to differ materially from expectations is not exhaustive. Please see Global Indemnity’s filings with the Securities and Exchange Commission for a discussion of risks and uncertainties which could impact the company and for a more detailed explication regarding forward-looking statements. Global Indemnity does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

[1]	Disseminated pursuant to the “safe harbor” provisions of Section 21E of the Security Exchange Act of 1934.

Global Indemnity Limited’s Combined Ratio for the Three Months Ended March 31, 2018 and 2017

The combined ratio improved to 93.6% (Loss Ratio 51.9% and Expense Ratio 41.7%) for the three months ended March 31, 2018 compared to 96.4% (Loss Ratio 55.3% and Expense Ratio 41.1%) for the three months ended March 31, 2017.

•	The current accident year property loss ratio improved by 7.6 points to 57.2% in 2018 from 64.8% in 2017, primarily due to lower claims frequency for catastrophe losses within both Commercial Lines and Personal Lines.

•	The current accident year casualty loss ratio improved by 5.1 points to 57.8% in 2018 from 62.9% in 2017 primarily due to lower reported claims frequency within Personal Lines.

Calendar year results for the three months ended March 31, 2018 include a 5.5 point reduction in the loss ratio related to prior accident years, which was primarily driven by lower than expected claims frequency and severity experienced across multiple prior accident years within Commercial Lines, lower than expected claims frequency and severity primarily in the agricultural reserve category related to the 2015 and 2017 accident years within Personal Lines, as well as a reduction related to the Company’s property treaties for multiple prior accident years within the Reinsurance Operations.

Global Indemnity Limited’s Gross and Net Premiums Written Results by Segment for the Three Months Ended March 31, 2018 and 2017

	Three Months Ended March 31,
	Gross Premiums Written		Net Premiums Written
	2018	2017	2018	2017
Commercial Lines Operations	$53,773	$45,911	$48,306	$41,115
Personal Lines Operations	61,032	60,966	49,255	54,583
Reinsurance Operations	10,309	15,823	10,309	15,808
Business Fronted for Assurant	(867)	1,051	—	—

Total	$124,247	$123,751	$107,870	$111,506

Commercial Lines Operations: Gross premiums written and net premiums written increased 17.1% and 17.5%, respectively, for the three months ended March 31, 2018 as compared to the same period in 2017. This increase is mainly due to rate increases, new programs, and increased interactions with agents.

Personal Lines Operations: Gross premiums written increased 0.1% and net premiums written decreased 9.8% for the three months ended March 31, 2018 as compared to the same period in 2017. The decrease in net premiums written was primarily due to additional premiums being ceded due to the Property Catastrophe Quota Share Treaty that became effective on April 15, 2017.

Reinsurance Operations: Gross premiums written and net premiums written both decreased 34.8% for the three months ended March 31,2018, as compared to the same period in 2017, mainly due to the cancellation of a treaty.

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Note: Tables Follow

GLOBAL INDEMNITY LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Dollars and shares in thousands, except per share data)

	For the Three Months Ended March 31,
	2018	2017

Gross premiums written	$124,247	$123,751

Net premiums written	$107,870	$111,506

Net premiums earned	$108,002	$113,126
Net investment income	11,404	8,644
Net realized investment gains (losses)	(316)	775
Other income	554	1,368

Total revenues	119,644	123,913

Net losses and loss adjustment expenses	56,072	62,561
Acquisition costs and other underwriting expenses	45,003	46,551
Corporate and other operating expenses	9,260	3,054
Interest expense	4,861	2,467

Income before income taxes	4,448	9,280
Income tax benefit	(1,253)	(3,002)

Net income	$5,701	$12,282

Weighted average shares outstanding – basic	14,055	17,316

Weighted average shares outstanding – diluted	14,286	17,646

Net income per share – basic	$0.41	$0.71

Net income per share – diluted	$0.40	$0.70

Combined ratio analysis: (1)
Loss ratio	51.9%	55.3%
Expense ratio	41.7%	41.1%

Combined ratio	93.6%	96.4%

(1)	The loss ratio, expense ratio and combined ratio are GAAP financial measures that are generally viewed in the insurance industry as indicators of underwriting profitability. The loss ratio is the ratio of net losses and loss adjustment expenses to net premiums earned. The expense ratio is the ratio of acquisition costs and other underwriting expenses to net premiums earned. The combined ratio is the sum of the loss and expense ratios.

GLOBAL INDEMNITY LIMITED

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	(Unaudited) March 31, 2018	December 31, 2017
ASSETS
Fixed Maturities:
Available for sale securities, at fair value (amortized cost: 2018 – $1,281,954 and 2017 – $1,243,144)	$1,262,996	$1,241,437
Equity securities:
At fair value (cost: 2018 – $133,911 and 2017 – $124,915)	133,911	140,229
Other invested assets	82,159	77,820

Total investments	1,479,066	1,459,486

Cash and cash equivalents	73,522	74,414
Premiums receivable, net	77,274	84,386
Reinsurance receivables, net	97,647	105,060
Funds held by ceding insurers	49,096	45,300
Federal income taxes receivable	10,157	10,332
Receivable for securities sold	—	1,543
Deferred federal income taxes	30,502	26,196
Deferred acquisition costs	61,425	61,647
Intangible assets	22,417	22,549
Goodwill	6,521	6,521
Prepaid reinsurance premiums	24,642	28,851
Other assets	31,445	75,384

Total assets	$1,963,714	$2,001,669

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Unpaid losses and loss adjustment expenses	$615,125	$634,664
Unearned premiums	281,062	285,397
Federal income taxes payable	—	—
Ceded balances payable	11,928	10,851
Payables for securities purchased	10,729	—
Contingent commissions	3,892	7,984
Debt	286,567	294,713
Other liabilities	50,659	49,666

Total liabilities	1,259,962	1,283,275

Shareholders’ equity:
Ordinary shares, $0.0001 par value, 900,000,000 ordinary shares authorized; A ordinary shares issued: 10,150,130 and 10,102,927 respectively; A ordinary shares outstanding: 10,075,346 and 10,073,376, respectively; B ordinary shares issued and outstanding: 4,133,366 and 4,133,366, respectively	2	2
Additional paid-in capital	435,066	434,730
Accumulated other comprehensive income, net of taxes	(16,531)	8,983
Retained earnings	288,187	275,838
A ordinary shares in treasury, at cost: 74,784 and 29,551 shares, respectively	(2,972)	(1,159)

Total shareholders’ equity	703,752	718,394

Total liabilities and shareholders’ equity	$1,963,714	$2,001,669

GLOBAL INDEMNITY LIMITED

SELECTED INVESTMENT DATA

(Dollars in millions)

	Market Value as of
	(Unaudited) March 31, 2018	December 31, 2017
Fixed maturities	$1,263.0	$1,241.4
Cash and cash equivalents	73.5	74.4

Total bonds and cash and cash equivalents	1,336.5	1,315.8
Equities and other invested assets	216.1	218.1

Total cash and invested assets, gross	1,552.6	1,533.9
Receivable (payable) for securities sold/(purchased)	(10.7)	1.5

Total cash and invested assets, net	$1,541.9	$1,535.4

(Unaudited) Three Months Ended March 31, 2018(a)
Net investment income	$11.4

Net realized investment losses	(0.3)
Net change in unrealized investment gains (losses)	(17.6)

Net realized and unrealized investment returns	(17.9)

Total investment return	$(6.5)

Average total cash and invested assets	$1,538.7

Total investment return % annualized	(1.7%)

(a)	Amounts in this table are shown on a pre-tax basis.

GLOBAL INDEMNITY LIMITED

SUMMARY OF OPERATING INCOME

(Unaudited)

(Dollars and shares in thousands, except per share data)

	For the Three Months Ended March 31,
	2018	2017

Adjusted operating income, net of tax	$11,546	$11,764
Adjustments:
Net realized investment gains/(losses)	(251)	518
Expenses related to the restructuring of debt	(5,594)	—

Net income	$5,701	$12,282

Weighted average shares outstanding – basic	14,055	17,316

Weighted average shares outstanding – diluted	14,286	17,646

Adjusted operating income per share – basic	$0.82	$0.68

Adjusted operating income per share – diluted	$0.81	$0.67

Note Regarding Adjusted Operating Income

Adjusted operating income, a non-GAAP financial measure, is equal to net income excluding after-tax net realized investment gain or (losses) and other unique charges not related to operations. Adjusted operating income is not a substitute for net income determined in accordance with GAAP, and investors should not place undue reliance on this measure.